UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report(date of earliest event reported) July 7, 1997
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                        Litchfield Financial Corporation
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             (Exact name of registrant as specified in its charter)
Massachusetts                     0-19822               04-3023928
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(State or other jurisdiction      (Commission          (IRS Employer
     of incorporation)            File Number)         Identification No.)
789 Main Road, Stamford, VT                            05352
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     (Address of principal executive offices)          (Zip Code)
Registrant's telephone number, including area code  (802)694-1200
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         (Former name or former address, if changed since last report)


Item 5. Other Events


                                  NEWS RELEASE


                                                            NASDAQ Symbol - LTCH

FOR IMMEDIATE RELEASE
Contact:    Heather A. Sica, Executive Vice President
Telephone:  802-694-1200 x123  FAX:  802-694-1552



        LITCHFIELD FINANCIAL ANNOUNCES SECOND QUARTER ORIGINATIONS UP 44%

     Stamford, Vermont (July 7, 1997) - Litchfield Financial Corporation (NASDAQ: LTCH) announced today that second quarter originations were $47.1 million, up 44% from $32.6 million a year earlier. Litchfield's originations for the first six months of 1997 were $83.3 million, a 41% increase from $59.0 million during the same period in 1996.

     Randy Stratton, President and CEO of Litchfield said, "We are pleased to report strong originations growth for the first half of 1997. This origination growth reflects Litchfield's ability to source land and timeshare loans and provide outstanding service and competitive terms to its customers." Mr. Stratton added, "We are particularly proud to achieve this origination growth while maintaining our overhead budgets and the credit quality of our portfolio."

     Litchfield Financial Corporation is a specialty finance company which provides financing for the purchase of rural and vacation properties, financing of vacation ownership interests (popularly known as timeshare interests), loans to rural land dealers and resort developers secured by consumer receivables or real estate, and other secured loans.

     Litchfield is listed on the NASDAQ Stock Market under the symbol LTCH.